As filed with the Securities and Exchange Commission on September 27, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

ORAMED PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0376008
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Hi-Tech Park 2/4 Givat Ram, PO Box 39098, Jerusalem, Israel	91390
(Address of Principal Executive Offices)	(Zip Code)

Oramed Pharmaceuticals Inc. Second Amended and Restated 2008 Stock Incentive Plan

(Full Title of the Plan)

Vcorp Services, LLC

1811 Silverside Road

Wilmington, Delaware 19810

(Name and address of agent for service)

(800) 624-0909

(Telephone number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.

Howard E. Berkenblit, Esq.

Zysman, Aharoni, Gayer and

Sullivan & Worcester LLP

1633 Broadway

New York, NY 10019

Telephone: (212) 660-3000

Facsimilie: (212) 660-3001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.012 par value per share	1,000,000	$7.615	$7,615,000	$766.84

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of our common stock as may be issued from time to time with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Capital Market on September 26, 2016.

The prospectus meeting the requirements of Section 10(a) of the Securities Act, which is being provided to participants in the Oramed Pharmaceuticals Inc. Second Amended and Restated 2008 Stock Incentive Plan (the “Plan”) in conjunction with this registration statement also relates to the shares registered under the Registration Statements on Form S-8 dated December 22, 2009, July 29, 2013 and October 2, 2014 (File Nos. 333-163919, 333-190222 and 333-199120, respectively) of Oramed Pharmaceuticals Inc. (the “Prior Registration Statements”).

Registration of Additional Securities – Explanatory Note

We are filing this registration statement to register an additional 1,000,000 shares of our common stock for issuance under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except for Item 3 and Item 8 of Part II of the Prior Registration Statements, which are being updated by this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by us with the Securities and Exchange Commission (the “Commission”), are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)       Our Annual Report on Form 10-K for the fiscal year ended August 31, 2015, filed with the Commission on November 25, 2015;

(b)       Our Quarterly Reports on Form 10-Q for the quarterly period ended November 30, 2015, filed with the Commission on January 13, 2016; for the quarterly period ended February 29, 2016, filed with the Commission on April 6, 2016; and for the quarterly period ended May 31, 2016, filed with the Commission on July 6, 2016;

(c)       Our Current Reports on Form 8-K filed with the Commission on September 3, 2015, October 15, 2015, October 26, 2015, November 30, 2015, December 28, 2015, January 20, 2016, May 18, 2016, June 16, 2016, July 27, 2016, July 28, 2016 (Item 8.01 only), August 5, 2016 and August 31, 2016; and

(d)       The description of our common stock contained in our Form 8-A filed with the Commission on May 29, 2003, as updated by our Form 8-A filed with the Commission on February 7, 2013.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.*

10.1	Oramed Pharmaceuticals Inc. Second Amended and Restated 2008 Stock Incentive Plan (Incorporated by reference to Appendix A of the registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on August 4, 2016).

23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (Contained in the opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP filed herewith as Exhibit 5.1).

23.2	Consent of Kesselman & Kesselman, Independent Registered Public Accounting Firm.*

24	Powers of Attorney (Included in the signature page to this registration statement).

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, Israel, on September 27, 2016.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and Chief Executive Officer

Each person whose signature appears below authorizes each of Nadav Kidron and Yifat Zommer, or either of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution, to sign the Registration Statement on Form S-8 of Oramed Pharmaceuticals Inc., including any and all post-effective amendments, in the name and on behalf of each such person, individually and in each capacity stated below, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nadav Kidron		September 27, 2016
Nadav Kidron	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Yifat Zommer		September 27, 2016
Yifat Zommer	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
/s/ Aviad Friedman		September 27, 2016
Aviad Friedman	Director

/s/ Miriam Kidron		September 27, 2016
Miriam Kidron	Director

/s/ Xiaopeng Li		September 27, 2016
Xiaopeng Li	Director

/s/ Kevin Rakin		September 27, 2016
Kevin Rakin	Director

/s/ Leonard Sank		September 27, 2016
Leonard Sank	Director

David Slager	Director